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                                                                    Exhibit 5.11

             [LETTERHEAD OF GINSBURG, FELDMAN AND BRESS CHARTERED]



                                                July 2, 1996

USAir, Inc.
Crystal Park Four
2345 Crystal Drive
Arlington, Virginia 22227

Dear Sirs:

     We have acted as special tax counsel to USAir, Inc., (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act), of a Registration Statement on Form S-4 (Registration No. 333-4335), as amended by Amendment No.1 thereto (the "Registration Statement"), relating to New Class A, Class B and Class C Enhanced Equipment Notes (the "Notes"), to be issued in exchange for Old Class A, Class B and Class C Enhanced Equipment Notes, respectively, pursuant to three separate indentures, each dated as of February 15, 1996, entered into between the Company and Wilmington Trust Company, as indenture trustee under each indenture.

     Based upon the facts as set forth in the Registration Statement (which we have assumed to be accurate without examination of the Notes or the related indentures), we are of the opinion that the discussion in the Prospectus constituting part of the Registration Statement entitled "United States Federal Income Tax Consequences," insofar as it relates to statements of law or legal conclusions, is correct in all material respects.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the first sentence of the second paragraph under the caption "United States Federal Income Tax Consequences" in the Prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the commission thereunder.

                                       Very truly yours,


                                       /s/ Ginsburg, Feldman and Bress Chartered